Exhibit 10.18

First Amendment to Lease Agreement

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into as of August 13, 2012 (the “Effective Date”) by and between City of Shreveport, (“Landlord”), and Eldorado Casino Shreveport Joint Venture (previously known as QNOV), a Louisiana partnership (“Tenant”).

A.            Landlord and Tenant are parties to that certain Ground Lease Agreement dated May 19, 1999 for the lease of several tracts of land located in Shreveport, Louisiana (“Lease”), which tracts of land are currently being used in the operations of a riverboat gaming facility.

B.            The Tenant owns certain improvements located on the Premises known as the Red River District that it desires to donate to the Landlord for its use in economic development.

C.            Concurrent with the donation described above, the parties desire to amend the Lease to reflect the transaction.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree to amend the Lease as follows:

1.                                      Definitions.  Capitalized terms used herein and not defined shall have the same meaning assigned to such terms in the Lease.

2.                                      South Parking Parcel.  The South Parking Parcel is hereby amended to exclude the following tract of land:

A parcel of land, including, without limitation all buildings and improvements thereon, being bound on the West by Commerce Street, on the North by Texas Street Bridge, on the East by Clyde E. Fant Memorial Parkway and on the South by the South face of a concrete wall and the projection thereof:

From the point of intersection of the North right-of-way line of Milam Street and the East right-of-way line of Commerce Street, as recorded in Book 50, Page 537, and Book 150, Page 129, records of Caddo Parish, Louisiana, said point being the point of commencement, run North 39° 34’ 16” West, along the East right-of-way line of said Commerce Street, being 66.00 feet, East of and parallel to the centerline of said Commerce Street, a distance of 193.68 feet, to the point of beginning (P.O.B.); continue thence North 39° 34’ 16” West, along the East right-of-way line of said Commerce Street, a distance of 126.35 feet to the point of intersection with the South right-of-way line of the Texas Street Bridge, as recorded in Book 50, Page 537 and Book 150, Page 129, records of Caddo Parish, Louisiana; run thence North 50° 24’ 45” East, along the South right-of-way line of said Texas Street Bridge, being 50.00 feet South of and parallel to the centerline of said Texas Street Bridge, a distance of 383.96 feet, to the point of intersection with the West right-of-way line of the Clyde E. Fant Memorial Parkway, as recorded in Book 2100, Page 329 through 335, records of Caddo Parish, Louisiana; run thence South 39° 35’ 13” East, along the West right-of-way line of said Clyde E. Fant Memorial Parkway, a distance of 95.54 feet, to the point of intersection with the South face of a concrete wall and the projection thereof; run thence along the South face of said concrete wall and the projection thereof the following courses and distances:

South 52° 44’ 10” West, a distance of 96.93 feet; run thence
South 22° 28’ 30” West, a distance of 16.01 feet; run thence
North 70° 11’ 24” West, a distance of 9.09 feet; run thence
South 50° 29’ 21” West, a distance of 51.58 feet; run thence
South 20° 51’ 11” West, a distance of 16.18 feet; run thence
North 70° 07’ 07” West, a distance of 9.24 feet; run thence
South 50° 26’ 15” West, a distance of 126.07 feet; run thence
South 04° 48’ 19” West, a distance of 10.47 feet; run thence
South 38° 33’ 44” East, a distance of 11.24 feet; run thence
South 12° 18’ 38” West, a distance of 26.49 feet; run thence
South 50° 17’ 00” West, a distance of 43.57 feet, to the point of beginning.

3.                                      Texas Street Parcel.  The Texas Street Parcel is hereby amended to exclude the following tract of land:

A parcel of land, including, without limitation all buildings and improvements thereon, being bound on the West by Commerce Street and on the East by Clyde Fant Memorial Parkway.

4.                                      Ratification.  Except as amended by this Amendment, the terms and conditions of the Lease shall remain in full force and effect.  Neither party is aware of any event of default under the Lease or any other claim against the other, and no set of facts exists which, together with the passage of time, notice or both, would constitute an event of default under the Lease or breach of any obligation of the other party under law or equity.

Signatures on the following pages

IN WITNESS WHEREOF, on the 23 day of July 2012, Landlord has duly executed this Lease.

LANDLORD:

CITY OF SHREVEPORT

By:	/s/ Cedric B. Glover
Cedric B. Glover, Mayor

[signatures continued on next page]

IN WITNESS WHEREOF, on the 12 day of July 2012, Tenant has duly executed this Lease.

TENANT:

ELDORADO CASINO SHREVEPORT
JOINT VENTURE

By: Eldorado Shreveport #1, L.L.C.

By:	/s/ Gary Carano
Gary Carano, Manager